TERMINATION AND RELEASE AGREEMENT


          THIS TERMINATION AND RELEASE AGREEMENT (the "Agreement"), is made this 30th day of August, 2006, by and between TC X Calibur, Inc., a Nevada corporation ("TCX"); TCX Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of TCX ("SUB"); RE3W Worldwide Limited, a British Virgin Islands corporation organized under the laws of the British Virgin Islands ("RE3W"); Jenson Services, Inc., Duane S. Jenson, Travis T. Jenson and Thomas
J. Howells (collectively, the "TCX Shareholders").

          WHEREAS, TCX, SUB, RE3W and the TCX Shareholders are the parties to an Agreement and Plan of Merger (the "Merger Agreement") executed as of July 18, 2006; and

          WHEREAS, RE3W was required as a condition to the completion of the Merger Agreement to raise a minimum of $8,000,000 from a private sale of Units consisting of various securities of RE3W; and

          WHEREAS, RE3W has been unable to raise the funds required as a condition to the completion of the Merger Agreement and have determined that it would be in the best interest of RE3W to remain as a private company pending their ability to become more profitable; and

          WHEREAS, TCX, SUB, RE3W and the TCX Shareholders have mutually agreed to terminate the Merger Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

          1. Termination. The parties hereto mutually agree that the Merger Agreement is terminated, and neither party has any duty or obligation to the other to take any further action under the Merger Agreement or to effect any transaction contemplated thereby.

          2. Retainer. Following an accounting for any legal fees incurred by Leonard W. Burningham, Esq. for the month of August and any costs incurred by Mr. Burningham, the balance of any funds remaining of the $25,000 retainer will be returned to RE3W.

          3. Indemnification Funds. The $250,000 transferred into the trust account of Leonard W. Burningham, Esq. will be returned to the party who transferred such funds without any deduction therefrom or interest thereon.

          4. Release. Each of the parties hereto releases and discharges each of the other parties hereto from all causes of action, suits, debts, accounts, reckonings, covenants, contracts, controversies, agreements, promises, damages, liabilities, claims and demands whatsoever, in law or equity, against each other, or any of their respective affiliates, successors and assigns, including, without limitation, any rights or claims pertaining to or arising from the negotiation, execution or performance of the Merger Agreement.

          5.   Acknowledgements and Representations.    The parties hereto
acknowledge and represent that (a) they have read this Agreement; (b) they clearly understand this Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) each party has full power and authority to make, execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement by each party have been duly authorized by all necessary corporate action.

          6.   Miscellaneous.

6.1 This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          6.2 At any time, and from time to time after the execution and delivery hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          6.3 The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          6.4 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah of the United States of America, except to the extent pre-empted by United States of America law, in which event (and to that extent only), federal law shall govern. Any actions permitted hereunder shall be brought in the State of Utah in the county in which the principal executive offices of TCX are situated only.

          6.5 This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

          6.6 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.8 In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.


                              TC X CALIBUR, INC.


Date: 8/31/06                 By: /s/ Travis Jenson
     -----------                  ----------------------------
                              Its: President


                              TCX ACQUISITION CORP.


Date: 8/31/06                 By: /s/ Travis Jenson
     -----------                  ----------------------------
                              Its: President


                              RE3W WORLDWIDE LIMITED


Date: 8/30/06                 By: /s/ Richard N. Frost
     -----------                  ----------------------------
                              Its: Chief Executive Officer


                              JENSON SERVICES, INC.


Date: 8/31/06                 By: /s/ Travis Jenson
     -----------                  ----------------------------

                              Its: President


Date: 8/31/06                     /s/ Duane S. Jenson
     -----------                  ----------------------------


Date: 8/31/06                     /s/ Travis T. Jenson
     -----------                  ----------------------------


Date: 8/31/06                     /s/ Thomas J. Howells
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